UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14303	36-3161171

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dauch Drive, Michigan	48211-1198

(Address of principal executive offices)	(Zip Code)

(313) 758-3600

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On March 8, 2004, American Axle & Manufacturing Holdings, Inc. issued a press release announcing the ratification of a new national agreement with the United Automobile, Aerospace and Agricultural Implement Workers of America. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of American Axle & Manufacturing Holdings, Inc., dated March 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

          AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

          (Registrant)

Date: March 8, 2004	By:	/s/ Robin J. Adams
Robin J. Adams
Executive Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release dated March 8, 2004